Exhibit 10.1

AGREEMENT

This Agreement, dated February 21, 2017 (this “Agreement”), is by and among Vitamin Shoppe, Inc. (the “Company”) and the entities and natural Persons set forth on Schedule A hereto (collectively, “Carlson Capital”).

WHEREAS, the Company and Carlson Capital have engaged in various discussions and communications concerning the Company’s business, financial performance and strategic plans;

WHEREAS, Carlson Capital is deemed to Beneficially Own shares of common stock of the Company, par value $0.01 per share (the “Common Shares”), totaling, in the aggregate 2,287,521 Common Shares, or approximately 9.60% of the outstanding Common Shares as of the date hereof;

WHEREAS, the Company and Carlson Capital previously entered into an Agreement dated January 12, 2016 (“Original Agreement”) with respect to certain matters in respect of the Board of Directors of the Company (the “Board”) and certain other matters, as provided therein, pursuant to which Carlson Capital recommended Guillermo G. Marmol for appointment to the Board and the Board so appointed Guillermo G. Marmol (the “2016 Director”); and

WHEREAS, the Company and Carlson Capital wish to amend and restate the Original Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.    Board Representation and Board Matters.

(a)    The Company will, as promptly as practicable, increase the size of the Board by two (2) directors to twelve (12) directors such that there would be two (2) vacancies on the Board and appoint (x) a highly qualified independent director (who shall not be a current or former employee, advisor, consultant or Affiliate (as defined herein) of Carlson Capital or any of its Affiliates or a former member of management of the Company (collectively, the “Applicable Criteria”)) to be proposed by Carlson Capital no later than March 10, 2017 and agreed to by the Company in accordance with Section 1(h) below (the “Initial New Director”) to fill one newly created vacancy and (y) a highly qualified independent director selected by the Company (the “Subsequent New Director” and, together with the Initial New Director, the “New Directors”) to fill the other newly created vacancy. Carlson Capital shall have the right to privately recommend to the Board one or more candidates for appointment as the Subsequent New Director, each of whom shall satisfy the Applicable Criteria, which recommendations shall be considered by the Company in good faith. The Company hereby agrees not to increase the size of the Board to be larger than twelve (12) members at any time prior to the Company’s 2017 annual meeting of shareholders (the “2017 Annual Meeting”).

(b)    The Company’s slate of nominees for election as directors of the Company at the 2017 Annual Meeting shall include the 2016 Director and the New Directors (and any Replacement).

(c)    Subject to Carlson Capital’s compliance with Section 2(b), the Company will use reasonable best efforts to cause the election of the 2016 Director and the New Directors (and any respective Replacement) to the Board at the 2017 Annual Meeting (including recommending that the Company’s stockholders vote in favor of the election of the 2016 Director and the New Directors (and any respective Replacement) (along with all of the Company’s nominees) and otherwise supporting the 2016 Director and the New Directors (and any respective Replacement) for election in a manner no less rigorous and favorable than the manner in which the Company supports its other nominees in the aggregate).

(d)    At the 2017 Annual Meeting, two (2) of the directors serving on the Board on the date hereof (other than the 2016 Director and Initial New Director) shall not be nominated for re-election as directors by the Company, and the Board shall take all necessary actions to decrease the size of the Board from twelve (12) members to ten (10) members effective immediately after the 2017 Annual Meeting. After the 2017 Annual Meeting and through the completion of the Company’s 2018 annual meeting of shareholders (the “2018 Annual Meeting”), the Board shall not increase the size of the Board to more than ten (10) directors; provided, that during the period between the 2017 Annual Meeting and the 2018 Annual Meeting, the Company shall be permitted to increase the size of the Board in order to appoint additional highly qualified independent directors, recommended by the Nomination and Governance Committee and approved by the Board, so long as an equivalent number of directors serving on the Board on the date hereof do not stand for re-election at the 2018 Annual Meeting. Carlson Capital shall have the right to privately recommend to the Nomination and Governance Committee one or more candidates for appointment as such additional directors, each of whom shall satisfy the Applicable Criteria, which recommendations shall be considered by the Company in good faith.

(e)    For so long as the 2016 Director (or any Replacement) serves on the Board, but subject to compliance with New York Stock Exchange listing requirements regarding independence of directors and committee members, the 2016 Director (or any Replacement) shall be appointed to the Nomination and Governance Committee of the Board.

(f)    The 2016 Director and the Initial New Director (and any respective Replacements) shall be entitled to resign from the Board at any time in his/her discretion. Should the 2016 Director or the Initial New Director, or any respective Replacements thereof, resign from the Board or is unable to serve on the Board due to death, disability or other reasons before the 2018 Annual Meeting, the Company will appoint a replacement, to be proposed by Carlson Capital, and agreed to by the Company in accordance with
Section 1(h) below (a “Replacement”). Carlson Capital shall forego the right to propose a Replacement if, following the expiration of the Standstill Period (as defined herein), Carlson Capital engages in any of the actions set forth in Section 2(b).

(g)    At all times while serving as a member of the Board, it is acknowledged and agreed that the New Directors (and any Replacement) shall be required to comply with all policies, codes and guidelines applicable to Board members, copies of which, in each case, have been provided to Carlson Capital and will be provided to the New Directors (and any Replacement).

(h)    The parties agree that the appointment of the Initial New Director (and any Replacement) is subject to (i) the Board’s exercise of its fiduciary duties and satisfactory completion of its customary due diligence process (including its review of a questionnaire for director nominees, a background check and interviews) and (ii) such Initial New Director or Replacement qualifying as “independent” pursuant to NYSE listing standards and having the relevant financial and business experience to be a director of the Company. In the event the Board finds the Initial New Director (or any Replacement) to be unsuitable, and reasonably objects to the identified Initial New Director (or any Replacement), Carlson Capital shall be entitled to propose a different nominee to the Board, and such nominee will be subject to this same process. The Company and Carlson Capital shall use their respective reasonable best efforts (subject to the candidates meeting the criteria described herein) to ensure that all such director appointments are completed as promptly as practicable and in the case of (x) the New Directors, no later than the earlier of (1) April 8, 2017 and (2) the mailing of the Company’s definitive proxy statement for the 2017 Annual Meeting (the “New Director Appointment Time”) and (y) any Replacement of the 2016 Director or the Initial New Director proposed by Carlson Capital no later than 20 days after identification of the proposed Replacement by Carlson Capital (together with the submission of all required documentation with respect to such Replacement and the completion of an interview of such Replacement by the Nomination and Governance Committee). Without limiting the foregoing, the Company’s reasonable best efforts to appoint the Subsequent New Director no later than the New Director Appointment Time shall include using reasonable best efforts to take all actions prior to the appointment of the Subsequent New Director, including identifying such highly qualified independent director.

(i)    If the Board forms any new committee during the Standstill Period, at least one of (i) the Initial New Director (or his/her Replacement) or (ii) the 2016 Director (or his Replacement), shall be appointed to such committee unless the Board reasonably determines that the appointment of such director would not comply with applicable legal or stock exchange listing requirements regarding independence of directors and committee members or that such director does not have the relevant expertise or experience necessary or appropriate to serve on such committee.

2.    Certain Other Matters.

(a)    For purposes of this Agreement, the “Standstill Period” shall mean the period from the date of this Agreement until 12:01 a.m., Eastern time, on the 30th day prior to the advance notice deadline for making director nominations at the 2018 Annual Meeting.

(b)    During the Standstill Period, no member of Carlson Capital shall, directly or indirectly, and each member of Carlson Capital shall cause each Carlson Capital Affiliate (as defined herein) not to, and shall use its reasonable best efforts to cause each of its Associates not to, directly or indirectly (it being understood and agreed that the following restrictions shall not apply to the New Directors (and any Replacement) acting in their capacities as a director of the Company):

(i)    acquire or cause to be acquired Beneficial Ownership of any Voting Securities (as defined herein) (for purposes of this calculation, including any Synthetic Positions) such that immediately following such purchase Carlson Capital and the Carlson Capital Affiliates would collectively Beneficially Own (for purposes of this calculation, including any Synthetic Positions as Beneficial Ownership of the associated Voting Securities) more than fifteen (15%) of the Company’s issued and outstanding Voting Securities;

(ii)    solicit proxies or written consents of stockholders or conduct any other type of referendum (binding or non-binding) with respect to, or from the holders of, the Voting Securities, or become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), in or assist any Person (as defined herein) not a party to this Agreement (a “Third Party”) in any “solicitation” of any proxy, consent or other authority (as such terms are defined under the Exchange Act) to vote any shares of the Voting Securities (other than such encouragement, advice or influence that is consistent with Company management’s recommendation in connection with such matter);

(iii)    encourage, advise or influence any other Person or assist any Third Party in so encouraging, assisting or influencing any Person with respect to the giving or withholding of any proxy, consent or other authority to vote or in conducting any type of referendum (other than such encouragement, advice or influence that is consistent with the Company’s recommendation in connection with such matter);

(iv)    form or join in a partnership, limited partnership, syndicate or other group, including a “group” as defined under Section 13(d) of the Exchange Act, with respect to the Voting Securities (for the avoidance of doubt, excluding any group composed solely of Carlson Capital and the Carlson Capital Affiliates);

(v)    present at any annual meeting or any special meeting of the Company’s stockholders any proposal for consideration for action by stockholders or seek the removal of any member of the Board or (except as expressly permitted in this Agreement with respect to a Replacement) propose any nominee for election to the Board or seek representation on the Board;

(vi)    make any request for stockholders list materials or other books and records of the Company under Section 220 of the Delaware General Corporation Law or otherwise;

(vii)    institute, solicit or join, as a party, any litigation, arbitration or other proceeding (including any derivative action) against the Company or any of its future, current or former directors or officers or employees; provided, that nothing shall prevent Carlson Capital from (A) bringing litigation to enforce the provisions of this Agreement, (B) making counterclaims with respect to any proceeding initiated by, or on behalf of, the Company against Carlson Capital, or (C) exercising statutory appraisal rights; provided, further, that the foregoing shall also not prevent Carlson Capital from responding to or complying with a validly issued legal process;

(viii)    make any public recommendation or other public statement with respect to mergers, acquisitions or other business combinations or extraordinary transactions involving the Company (“Extraordinary Transactions”) or solicit any third party to make an offer or proposal with respect to any Extraordinary Transaction;

(ix)    enter into any negotiations, agreements, arrangements or understandings with any Third Party with respect to the matters set forth in this Section 2; or

(x)    contest the validity of, or publicly request any waiver of, the obligations set forth in this Section 2(b).

The restrictions set forth above in this Section 2(b) shall not apply for the duration of any period that the Company is not in material compliance with its obligations under Sections 1(a)-(f) and 1(i) and Section 17 (after written notice of such material non-compliance has been provided to the Company and the Company has been given a reasonable opportunity to cure such material non-compliance; provided that such notice and opportunity to cure shall not apply in the case of material noncompliance with Sections 1(a), 1(b), 1(e), or 1(i)).

(c)    Provided that the standstill obligations are in full force and effect, Carlson Capital together with all controlled Affiliates of the members of Carlson Capital (such controlled Affiliates, collectively and individually, the “Carlson Capital Affiliates”) shall cause all Voting Securities owned by them directly or indirectly, whether owned of record or Beneficially Owned, as of the record date for the 2017 Annual Meeting, that are entitled to vote, to be present for quorum purposes and to be voted, (i) for all directors nominated by the Board for election at the 2017 Annual Meeting, and in favor of auditor ratification and “say-on-pay” proposals, and (ii) in accordance with the recommendation of the Board, provided that such recommendation is unanimous (of those voting) and includes the affirmative vote of the 2016 Director and the New Directors (and any Replacement), on any other proposals or other business that comes before such meeting (other than any proposals relating to Extraordinary Transactions or any amendment to the Company’s organizational documents).

(d)    If at any time following the date of this Agreement, Carlson Capital’s aggregate Net Long Position in the Common Shares is less than 5% of the outstanding Common Shares (the “Minimum Ownership Level”), (i) Carlson Capital shall lose its right to identify an Initial New Director and a Replacement, (ii) the Company shall not be obligated to appoint any New Director, (iii) the Company shall not be obligated to nominate the 2016 Director or the Initial New Director (or any respective Replacement) and/or the Subsequent New Director for election to the Board at any meeting of stockholders at which directors are to be elected occurring after the time at which Carlson Capital no longer satisfies the Minimum Ownership Level, (iv) the restrictions regarding the size of the Board shall no longer be applicable, and (v) the Board may choose to remove the 2016 Director (or any Replacement) from the Nomination and Governance Committee. Notwithstanding anything to the contrary contained herein, the parties agree that even if Carlson Capital’s Net Long Position is less than the Minimum Ownership Level, neither the Initial New Director, the Subsequent New Director or any Replacement shall be required to resign from the Board.

(e)    For purposes of Section 2(b)(i) and Section 2(d) above, the parties shall determine the amount of outstanding Common Shares in accordance with Section 13d-1 of the Exchange Act.

3.    Non-Disparagement. During the Standstill Period, Carlson Capital and the Company agree not to make, or cause to be made (whether directly or indirectly), any statement or announcement that relates to and constitutes an ad hominem attack on, or relates to and otherwise disparages, the other party or their respective business, operations or financial performance, officers or directors or any Person who has served as an officer or director of either party in the past, or who serves on or following the date of this Agreement as an officer, director or agent of either party (a) in any document or report filed with or furnished to the SEC or any other governmental agency, (b) in any press release or other publicly available format or (c) to any stockholder, investor, analyst, journalist or member of the media (including without limitation, in a television, radio, internet, newspaper or magazine interview).

4.    Public Announcements. Promptly following the execution of this Agreement, the Company shall announce this Agreement by means of a press release in the form attached hereto as Exhibit A (the “Press Release”). Neither the Company nor Carlson Capital or any Carlson Capital Affiliate shall make or cause to be made any public announcement or statement with respect to the subject of this Agreement that is contrary to the statements made in the Press Release, except as required by law or the rules of any stock exchange or with the prior written consent of the other party. The Company acknowledges that Carlson Capital intends to file this Agreement as an exhibit to its Schedule 13D pursuant to an amendment. The Company shall have reasonable advance review and consultation rights upon any Schedule 13D filing (or amendment thereto) made by Carlson Capital with respect to this Agreement. Carlson Capital acknowledges and agrees that the Company intends to file this Agreement and file or furnish the Press Release with the SEC as exhibits to a Current Report on Form 8-K and to file this Agreement as an exhibit to future filings with the SEC.

5.    Representations and Warranties of All Parties. Each of the parties represents and warrants to the other party that: (a) such party has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (b) this Agreement has been duly and validly authorized, executed and delivered by it and is a valid and binding obligation of such party, enforceable against such party in accordance with its terms (subject to applicable bankruptcy and similar laws relating to creditors’ rights and to general equity principles); and (c) this Agreement will not result in a violation of any terms or conditions of any agreements to which such Person is a party or by which such party may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting such party.

6.    Representations and Warranties of Carlson Capital. Each member of Carlson Capital jointly represents and warrants that, as of the date of this Agreement: (a) Carlson Capital, together with all of the Carlson Capital Affiliates, collectively Beneficially Own an aggregate of 2,287,521 Common Shares; and (b) Carlson Capital has not provided or agreed to provide, and will not provide, any compensation in cash or otherwise to any New Director, solely, in his capacity as a director or director nominee of the Company in connection with such New Director’s nomination and appointment to, or service on, the Board.

7.    Affiliates and Associates. Carlson Capital shall cause its Affiliates, agents and other Persons acting on its behalf to, and will use reasonable best efforts to cause its respective Associates to, comply with the terms of this Agreement. The Company shall cause its directors, officers and controlled Affiliates to comply with the terms of this Agreement. Each of Carlson Capital and the Company shall be responsible for any breach of the terms of this Agreement by such Persons, as applicable.

8.    Certain Defined Terms. For purposes of this Agreement:

(a)    The terms “Affiliate” and “Associate” shall have the respective meanings set forth in Rule 12b-2 promulgated by the Securities and Exchange Commission (the “SEC”) under the Exchange Act; provided that neither “Affiliate” nor “Associate” shall include any entity whose equity securities are registered under the Exchange Act (or are publicly traded in a foreign jurisdiction), solely by reason of the fact that a principal of Carlson Capital serves as a member of its board of directors or similar governing body, unless Carlson Capital otherwise controls such entity (as the term “control” is defined in Rule 12b-2 promulgated by the SEC under the Exchange Act) and no entity shall be an Associate solely by reason of clause (1) of the definition of Associate in Rule 12b-2 if it is not otherwise an Affiliate.

(b)    “Beneficial Ownership” of Voting Securities means ownership of (i) Voting Securities and (ii) rights or options to own or acquire any Voting Securities (whether such right or option is exercisable immediately or only after the passage of time or upon the satisfaction of one or more conditions (whether or not within the control of such Person), compliance with regulatory requirements or otherwise).

(c)    “Net Long Position” shall mean such Person’s net long position, as defined in Rule 14e-4 under the Exchange Act, mutatis mutandis, in respect of the Voting Securities.

(d)    “Person” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.

(e)    “Synthetic Position” shall mean either of (i) any short sale or any purchase, sale or grant of any option, warrant, convertible security, stock appreciation right, or other security, contract right or derivative position or similar right (including any put or call option or “swap” transaction with respect to any security, other than a broad based market basket or index), whether or not presently exercisable, that has an exercise or conversion privilege or a settlement payment or mechanism at a price related to the value of the Voting Securities or a value determined in whole or in part with reference to, or derived in whole or in part from, the value of the Voting Securities and that increases in value as the market price or value of the Voting Securities decreases or that provides to the holder an opportunity, directly or indirectly, to profit or share in any profit derived from any decrease in the value of the Voting Securities or (ii) any purchase, sale or grant of any option, warrant, convertible security, stock appreciation right, or other security, contract right or derivative position or similar right (including any put or call option or “swap” transaction with respect to any security, other than a broad based market basket or index), whether or not presently exercisable, that has an exercise or conversion privilege or a settlement payment or mechanism at a price related to the value of the Voting Securities or a value determined in whole or in part with reference to, or derived in whole or in part from, the value of the Voting Securities and that increases in value as the market price or value of the Voting Securities increases or that provides to the holder an opportunity, directly or indirectly, to profit or share in any profit derived from any increase in the value of the Voting Securities, in each case of (i) and (ii), regardless of whether (x) such derivative conveys any voting rights in such Voting Securities to such Person or any of such Person’s Affiliates, (y) such derivative is required to be, or capable of being, settled through delivery of such securities, or (z) such Person or any of such Person’s Affiliates may have entered into other transactions that hedge the economic effect of such derivative. A Synthetic Position shall not include (1) any interests, rights, options or other securities set forth in Rule 16a-1(c)(1)-(5) or (7) of the General Rules and Regulations under the Exchange Act or (2) to the extent it would result in duplication, any Voting Securities beneficially owned (as defined in Rule 13d-3 under the Exchange Act) by such Person or its Affiliates or any Net Long Position held by such Person or its Affiliates.

(f)    “Voting Securities” shall mean the Common Shares, and any other securities of the Company entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for, Common Shares or other securities, whether or not subject to the passage of time or other contingencies.

9.    Miscellaneous. The parties hereto recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that in addition to other remedies the other party shall be entitled to at law or equity, the other party shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Delaware Court of Chancery or, if the Delaware Court of Chancery does not have jurisdiction, other federal or state courts of the State of Delaware. Furthermore, each of the parties hereto: (a) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery or, if the Delaware Court of Chancery does not have jurisdiction, other federal or state courts of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement; (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (c) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Delaware Court of Chancery or, if the Delaware Court of Chancery does not have jurisdiction, other federal or state courts of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury with respect to any matter arising under or related to this Agreement; and (d) irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address of such party’s principal place of business or as otherwise provided by applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT (INCLUDING DISPUTES RELATING THERETO), BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

10.    No Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

11.    Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and may be amended only by an agreement in writing executed by the parties hereto.

12.    Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, if (a) given by email, when such email is sent to the email address set forth below during normal business hours and the appropriate confirmation is received or (b) if given by any other means, when actually received during normal business hours at the address specified in this subsection:

if to the Company:

Vitamin Shoppe, Inc.
300 Harmon Meadow Blvd
Secaucus, New Jersey 07094
Attention:	David M. Kastin
Senior Vice President, General Counsel and Corporate Secretary
Email:	David.kastin@vitaminshoppe.com

With a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attention:	Daniel E. Wolf
Michael P. Brueck
Email:	daniel.wolf@kirkland.com
michael.brueck@kirkland.com

if to Carlson Capital:

Carlson Capital, L.P.
2100 McKinney Avenue
Dallas, TX 75201
Attention:	Joe Brucchieri
Email:	jbrucchieri@carlsoncapital.com

With a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166
Attention:	Dennis Friedman
Richard J. Birns
Email:	DFriedman@gibsondunn.com
RBirns@gibsondunn.com

13.    Severability. If at any time subsequent to the date of this Agreement, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

14.    Counterparts. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

15.    Successors and Assigns. This Agreement shall not be assignable by any of the parties to this Agreement. This Agreement, however, shall be binding on successors of the parties hereto.

16.    No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and is not enforceable by any other Persons.

17.    Fees and Expenses. The Company shall reimburse Carlson Capital for all reasonable and documented out-of-pocket costs, fees and expenses incurred and paid by Carlson Capital in connection with, relating to or resulting from its efforts and actions, and any preparations therefor, prior to the execution and delivery of this Agreement, to consider means by which the Company could improve its performance and increase shareholder value, including its communications with the Board and the Company’s management and this Agreement. In no event shall (x) the costs, fees and expenses to be paid or reimbursed by the Company pursuant to this Section 17 exceed $75,000 or (y) any member of Carlson Capital be required to provide to the Company any documentation, such as certain details of invoices for legal services, to the extent the provision of which could result in a waiver of the attorney-client privilege. In addition, the Company shall bear all costs and expenses relating to all background checks that it conducts regarding the director nominees, including the Initial New Director. Except as provided in this Section 17, neither the Company, on the one hand, nor Carlson Capital, on the other hand, will be responsible for any costs, fees or expenses of the other in connection with this Agreement.

18.    Interpretation and Construction. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The term “including” shall be deemed to mean “including without limitation” in all instances.

19.    Amendments. This Agreement may only be amended pursuant to a written agreement executed by Carlson Capital and the Company.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.

VITAMIN SHOPPE, INC.

By:	/s/ David M. Kastin
Name:	David M. Kastin
Title:	Senior Vice President, General Counsel and Corporate Secretary

[Signature Page to Agreement]

CARLSON CAPITAL, L.P.

By: Asgard Investment Corp. II, its general partner

By:	/s/ Clint D. Carlson
Name:	Clint D. Carlson
Title:	President

DOUBLE BLACK DIAMOND OFFSHORE LTD.

By: Carlson Capital, L.P., its investment manager

By: Asgard Investment Corp. II, its general partner

By:	/s/ Clint D. Carlson
Name:	Clint D. Carlson
Title:	President

BLACK DIAMOND RELATIVE VALUE OFFSHORE LTD.

By: Carlson Capital, L.P., its investment manager

By: Asgard Investment Corp. II, its general partner

By:	/s/ Clint D. Carlson
Name:	Clint D. Carlson
Title:	President

BLACK DIAMOND RELATIVE VALUE CAYMAN, L.P.

By: Carlson Capital, L.P., its investment manager

By: Asgard Investment Corp. II, its general partner

By:	/s/ Clint D. Carlson
Name:	Clint D. Carlson
Title:	President

BLACK DIAMOND OFFSHORE LTD.

By: Carlson Capital, L.P., its investment manager

By: Asgard Investment Corp. II, its general partner

By:	/s/ Clint D. Carlson
Name:	Clint D. Carlson
Title:	President

[Signature Page to Agreement]

BLACK DIAMOND ARBITRAGE OFFSHORE LTD.

By:	Carlson Capital, L.P., its investment manager

By:	Asgard Investment Corp. II, its general partner

By:	/s/ Clint D. Carlson
Name:	Clint D. Carlson
Title:	President

ASGARD INVESTMENT CORP. II

By:	/s/ Clint D. Carlson
Name:	Clint D. Carlson
Title:	President

ASGARD INVESTMENT CORP.

By:	/s/ Clint D. Carlson
Name:	Clint D. Carlson
Title:	President

Clint D. Carlson

/s/ Clint D. Carlson

[Signature Page to Agreement]

SCHEDULE A

Double Black Diamond Offshore Ltd.

Black Diamond Relative Value Offshore Ltd.

Black Diamond Relative Value Cayman, L.P.

Black Diamond Offshore Ltd.

Black Diamond Arbitrage Offshore Ltd.

Carlson Capital, L.P.

Asgard Investment Corp. II

Asgard Investment Corp.

Clint D. Carlson

EXHIBIT A

Press Release